EXHIBIT 23.1

                                AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              216 SIXTEENTH STREET
                                   SUITE 600
                             DENVER,COLORADO 80202

                         CONSENT OF INDEPENDENT AUDITOR


As independent certified public accountants for the year ended December 31, 2003, we have issued our report dated April 7, 2004 included in Military Resale Group. Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the inclusion of said report and to the reference made to our firm under the caption "Experts" included in or made part of this Registration Statement No. 333-75630 of Military Resale Group, Inc. on Form SB-2 Amendment #6.



                                    /s/ AJ. Robbins, P.C.
                                    ----------------------------
                                    CERTIFIED PUBLIC ACCOUNTANTS


Denver, Colorado
July 9, 2004